Exhibit 99.2

Carvana Announces Third Quarter 2021 Results

Retail Units Sold of 111,949, an increase of 74% YoY
Revenue of $3.480 Billion, an increase of 125% YoY
Total Gross Profit per Unit of $4,672, an increase of $616 YoY
Second consecutive quarter with positive EBITDA

PHOENIX – November 4, 2021 – Carvana Co. (NYSE: CVNA), the leading e-commerce platform for buying and selling used cars, today announced financial results for the quarter ended September 30, 2021. Carvana’s complete third quarter 2021 financial results and management commentary can be found by accessing the Company’s shareholder letter on the quarterly results page of the investor relations website.

“The third quarter was another great quarter for Carvana. We delivered over 110,000 cars to our customers growing 74% vs a year ago and continued laying the foundations necessary to sell over 2 million cars per year," said Ernie Garcia, founder and CEO of Carvana. “Despite the complexities of managing through all the change of the last 2 years, our team has continually executed and persevered as we bought and sold over 3x as many cars from our customers in the third quarter as we did in the third quarter of 2019. Thank you to our entire team for all the effort and care these accomplishments have required.”

Conference Call Details

Carvana will host a conference call today, November 4, 2021, at 5:30 p.m. EDT (2:30 p.m. PDT) to discuss financial results. To participate in the live call, analysts and investors should dial (833) 255-2830 or (412) 902-6715 and ask for “Carvana Earnings.” A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at https://investors.carvana.com/. Following the webcast, an archived version will also be available on the Investor Relations section of the company’s website. A telephonic replay of the conference call will be available until November 11, 2021, by dialing (877) 344-7529 or (412) 317-0088 and entering passcode 10161002#.

Forward Looking Statements

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to the “Risk Factors” identified in our Annual Report on Form 10-K for 2020 and our Quarterly Report on Form 10-Q for the third quarter of 2021. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Carvana (NYSE: CVNA)
Founded in 2012 and based in Phoenix, Carvana’s (NYSE: CVNA) mission is to change the way people buy cars. By removing the traditional dealership infrastructure and replacing it with technology and exceptional customer service, Carvana offers consumers an intuitive and convenient online car buying and financing platform. Carvana.com enables consumers to quickly and easily shop more than 55,000 vehicles, finance, trade-in or sell their current vehicle to Carvana, sign contracts, and schedule as-soon-as-next-day delivery or pickup at one of Carvana’s patented, automated Car Vending Machines. Carvana is a Fortune 500 company, providing as-soon-as-next-day delivery to customers in over 300 U.S. markets.

For further information on Carvana, please visit www.carvana.com, or connect with us on Facebook, Instagram, Twitter, or the Carvana Blog.

Investor Relations:
Carvana
Mike Levin
investors@carvana.com

or

Media Contact:
Carvana
Kristin Thwaites
press@carvana.com